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Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-3 $1.16BB NEW ISSUE CMBS

Lead-Mgr/Bk:          Banc of America Securities LLC
Co-Managers:          Bear Stearns/Goldman Sachs
Rating Agencies:      S&P and Moodys

Collateral:           94 Loans / 189 Properties
-Loan Seller:         Bank of America, N.A.

-Property Types:      Off 31.8%, MH 19.7%, SS 16.5%, Multi 16.0%, Ret 12.8%,
                      Indus 2.0%, Hotel 1.2%
-Geographic:          TX:18.2%, NY:11.8%, MI:7.9%, FL: 7.7%, CA: 7.4%
                      (No. CA: 0.7, So. CA: 6.8), AZ: 5.6%, No Others >5%

-DSCR/LTV             1.62x / 67.2%
-Inves. Grade Loans:  Three Loan for 22.8% of UPB
-Top 10 Loans:        43.3% of the pool, DSCR: 1.92x, LTV: 59.6% Shadow

-Top 3 Trust Assets   DSCR LTV Ratings %UPB
 U-Haul Portfolio     2.84x 37.5% AAA/Aaa 9.5%
 Calpine Center       2.28x 48.3% AAA/A3 6.7%
 17 State Street      2.23x 44.62 BBB+/Baa2 6.6%

Expected Timing
Termsheets            - 6/18
Reds                  - 6/21
Launch / Price        - week of 6/28
Settlement            - 7/14

Roadshow
-Monday, 6/21, NY
-Tuesday, 6/22, NY
-Wednesday, 6/23, Mid-West
-Thursday, 6/24, Boston/Hartford

This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer. Information herein will be superseded by information in the final prospectus, copies of which may be obtained from David Gertner / Stephen Hogue at Banc of America Securities LLC, 214 North Tryon Street, Charlotte NC 28255. Such securities may not be suitable for all investors.